UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 3, 2007 (August 2, 2007)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203
(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, and such information and Exhibit shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific statement or reference in such a filing.

On August 2, 2007, St. Mary Land & Exploration Company (“the Company” or “St. Mary”) issued a press release announcing its results of operations for the second quarter of 2007.  A copy of the press release is furnished as Exhibit 99.1 to this report.  As indicated in the press release, the Company has scheduled the second quarter 2007 earnings teleconference call for August 3, 2007, at 8:00 a.m. (MDT).  The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference and the location on the Company’s web site where the teleconference information will be available.

The press release contains information about the Company’s discretionary cash flow, which is a “non-GAAP financial measure” under SEC rules.  The press release also presents information about the Company’s net cash provided by operating activities, which is the most directly comparable GAAP financial measure, and contains a reconciliation of discretionary cash flow to net cash provided by operating activities for the periods presented, a presentation of other cash flow information under GAAP, and a statement indicating why management believes that the presentation of discretionary cash flow provides useful information to investors.

The press release contains information about the Company’s adjusted net income, which is a “non-GAAP financial measure” under SEC rules.  The press release also presents information about the Company’s net income, which is the most directly comparable GAAP financial measure, and contains a reconciliation of net income to adjusted net income for the periods presented and a statement indicating why management believes that the presentation of adjusted net income provides useful information to investors.

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section, and such information and Exhibit shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific statement or reference in such a filing.

On August 2, 2007, St. Mary issued a press release announcing that it has entered into an agreement for the acquisition of oil and gas assets in South Texas for $153.1 million.  The properties target natural gas in the Olmos formation and are adjacent to our recently acquired Catarina Field assets located in Webb and Dimmit Counties, Texas.  St. Mary attributes approximately 95 BCFE of proved net reserves to the assets, which are currently producing approximately net 9.2 MMCFE per day.  This transaction is scheduled to close in early October of 2007 and is subject to customary due diligence.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished as part of this report:

Exhibit 99.1 Press release, dated August 2, 2007, issued by St. Mary Land & Exploration Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

St. Mary Land & Exploration Company

Date: August 2, 2007	By:	/s/ David W. Honeyfield
David W. Honeyfield
Senior Vice President - Chief Financial Officer, Secretary, and Treasurer